Example Template : 77O





















DWS Enhanced Commodity Strategy Fund










N-Sar July 1, 2013 - December 31, 2013










Security Purchased
Cusip
Purchase/
Trade Date
 Size (Shr) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of shares Purch
by Fund
% of Offering
Purchased by Fund
% of Funds
Total Assets
Brokers
Purchased
From
Sumitomo Mitsui Banking Corp
865622BC7
7/11/2013

$99.83
$2,000,000,000
715,000
0.04%

BAC,BCLY,CITI,GS,DB,JPM
GS
Verizon Communications Inc
92343VBP8
9/11/2013

$100.0
$49,000,000,000
1,960,000
0.00%

BCLY,CITI,CS,JPM,BAC,MS,DB
JPM
Woori Bank Co Ltd
98105EAH0
9/24/2013

$99.34
$500,000,000
3,000,000
0.60%

BCLY,CITI,DB,JPM,HSBC
BCLY
Bank of America Corp
06051GEX3
10/17/2013

$99.98
$3,000,000,000
2,115,000
0.07%

DB, BAC
BAC
Hilton USA Trust 2013-HLF
43289UAG0
11/22/2013

$100.0
$2,500,000,000
1,040,000
0.04%

JPM, DB
JPM
IntercontinentalExchange Group Inc
45866FAB0
10/1/2013

$99.91
$1,400,000,000
790,000
0.06%

BMO, BAC, WELLS, MITSUBISI, DB,
BBVA
BAC